EXHIBIT 10.4

Execution Version

AMENDMENT NO. 3
TO
ASSET PURCHASE AGREEMENT

November 22, 2016

This Amendment No. 3 (this “Amendment”) to that certain Asset Purchase Agreement (as amended, the “Purchase Agreement”), dated as of October 18, 2016, by and among Cosi, Inc., a Delaware corporation, Hearthstone Partners, LLC, a Massachusetts limited liability company, Hearthstone Associates, LLC, a Massachusetts limited liability company, Xando Cosi Maryland, Inc., a Maryland corporation, and Cosi Sandwich Bar, Inc., a Delaware corporation (each a “Seller” and collectively, the “Sellers”), and LIMAB LLC, a Delaware limited liability company (the “Purchaser”). Capitalized terms used and not defined herein shall have the meanings specified in the Purchase Agreement.

RECITALS

WHEREAS, Section 10.08 of the Purchase Agreement provides that the Purchase Agreement may be amended, modified or supplemented by written agreement of the Purchaser and the Sellers (the “Parties”);

WHEREAS, on October 28, 2016, the Parties entered into that certain Amendment No. 1 to Asset Purchase Agreement (the “First Amendment”), which extended certain dates in the Purchase Agreement to reflect extensions of time contemplated in the Bidding Procedures approved by the Bankruptcy Court on October 20, 2016; and

WHEREAS, on November 17, 2016, the Parties entered into that certain Amendment No. 2 to Asset Purchase Agreement (the “Second Amendment”), which amended Section 8.01(c) of the Purchase Agreement to extend the diligence termination date to November 22, 2016; and

WHEREAS, the Parties desire to further amend the Purchase Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties do hereby agree to amend the Purchase Agreement as follows:

1.           A new Article IX.A is hereby added to the Purchase Agreement reading as follows:

“ARTICLE IX.A
CERTAIN FRANCHISE MATTERS

Section 9.01A Provisions relating to certain Franchise Agreements. Notwithstanding anything in this Agreement to the contrary, the following provisions will apply to (i) the Cosi, Inc. Master Development and Franchise Agreement, Territory of Costa Rica (MDFA) (including all addendums, amendments, supplemental written agreements and guarantees relating thereto, the “FC Franchise Agreement”) dated as of March 28, 2012 between Cosi, Inc. and Fast Casual S.A. (“Fast Casual”) and (ii) the International License Agreement (including all amendments, supplemental written agreements and guarantees relating thereto, the “Dubai Franchise Agreement”) in relation to Dubai with Al Tayer Group, LLC (including all related entities, “Al Tayer”):

(a)           On the Closing Date, a portion of the cash component of the Purchase Price equal to $525,000 (the “Dubai Franchise Reserve”) shall be withheld by the Purchaser and placed with a mutually acceptable third party custodian. On or before December 17, 2017, if Al Tayer has extended the Dubai Franchise Agreement on a long term basis (or a new agreement has been executed with Al Tayer on substantially similar terms as the Dubai Franchise Agreement for the current location or for another location in Dubai) for at least five years on development and ten years on franchise operations, then 100% of the Dubai Franchise Reserve shall be paid to Sellers. If the Dubai Franchise Agreement is extended on a long term basis (or a new agreement has been executed with Al Tayer on substantially similar terms as the Dubai Franchise Agreement for the current location or for another location in Dubai) but for a shorter time than five years development/ten years franchise operations, then a proportional portion of the Dubai Franchise Reserve shall be paid to Sellers (such proportion to be determined in good faith including appropriate allocation as between development and operations) and the remainder shall be paid to Purchaser or its designee. If the Dubai Franchise Agreement has not been extended on a long term basis on or before December 17, 2017, then 100% of the Dubai Franchise Reserve shall be paid to Purchaser or its designee. Purchaser and Sellers shall issue instructions to the third party custodian consistent with the provisions of this Section 9.01A(a).

(b)           On the Closing Date, a portion of the cash component of the Purchase Price equal to $975,000 (the “FC Franchise Reserve”) shall be withheld by the Purchaser and placed with a mutually acceptable third party custodian. On or before December 31, 2017, (1) Sellers shall receive from the FC Franchise Reserve an amount (but not greater than the FC Franchise Reserve) equal to (x) 3.5 times the amount of franchise royalty revenue actually paid by Fast Casual to Purchaser following the Closing Date in respect of revenues for the trailing twelve month period commencing December 1, 2016 and ending November 30, 2017 less (y) any out of pocket expenses incurred by the Purchaser in enforcing its rights under the FC Franchise Agreement and (2) the remainder (if any) of the FC Franchise Reserve shall be paid to Purchaser or its designee. Purchaser and Sellers shall issue instructions to the third party custodian consistent with the provisions of this Section 9.01A(b).

(c)           Sellers shall indemnify and hold harmless Purchaser and its Affiliates, representatives and agents for any and all costs, claims, expenses, losses and damages caused by any litigation or dispute relating to the FC Franchise Agreement or the assumption or rejection thereof (including any appeals) and the collection of franchise fees (collectively, “FC Costs”). As security for such indemnity, Purchaser shall withhold on the Closing Date a portion of the cash component of the Purchase Price in an amount to be mutually agreed (based upon a reasonable estimate of the FC Costs to be incurred in connection with any litigation or mediation) by Sellers and Purchaser on or before the Closing Date. On the one year anniversary of the Closing Date, any remaining amount of such security less a reasonable reserve for outstanding claims or expenses shall be paid to the Sellers.” Any disputes as to the reasonableness of FC Costs shall be determined by the Bankruptcy Court.

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(d)           Purchaser shall consult with and keep Sellers (or a representative of Sellers’ bankruptcy estate) informed of Purchaser’s negotiations with Fast Casual and Al Tayer. It is the intent of Purchaser and Sellers that in its dealings with Fast Casual and Al Tayer, Purchaser shall work in good faith toward the objective of Fast Casual paying franchise fees in accordance with the FC Franchise Agreement and of Al Tayer extending the Dubai Franchise Agreement on a long term basis.

2.           No Other Amendments. Except as expressly amended hereby, the Purchase Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not constitute an amendment to any other term or condition of the Purchase Agreement or any of the documents referred to therein.

3.           Other Miscellaneous Terms. The provisions of Article X (General Provisions) of the Purchase Agreement shall apply mutatis mutandis to this Amendment, and to the Purchase Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

Signature Pages Follow.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first written above.

LIMAB LLC

By:	/s/ ANDREW BERGER
Name:	Andrew Berger
Title:	Manager

Signature Page to Amendment No. 3 to Asset Purchase Agreement

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first written above.

COSI, INC.

By:	/s/ PATRICK BENNETT
Name:	Patrick Bennett
Title:	Interim CEO and President

HEARTHSTONE PARTNERS, LLC

By:	/s/ PATRICK BENNETT
Name:	Patrick Bennett
Title:	Interim CEO and President

HEARTHSTONE ASSOCIATES, LLC

By:	/s/ PATRICK BENNETT
Name:	Patrick Bennett
Title:	Interim CEO and President

XANDO COSI MARYLAND, INC.

By:	/s/ PATRICK BENNETT
Name:	Patrick Bennett
Title:	Interim CEO and President

COSI SANDWICH BAR, INC.

By:	/s/ PATRICK BENNETT
Name:	Patrick Bennett
Title:	Interim CEO and President

Signature Page to Amendment No. 3 to Asset Purchase Agreement